Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy, Inc. Announces That It Has Regained Compliance with All NYSE American Continued Listing Standards

HOUSTON, TX / ACCESSWIRE / June 5, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, today announced that on June 4, 2019, it received a letter from the NYSE American advising the Company that it had regained compliance with all of the NYSE American LLC continued listing standards set forth in Part 10 of the NYSE American Company Guide (the “Guide”). Specifically, effective on June 3, 2019, the Company resolved its previous continued listing deficiency with respect to Section 1003(f)(v) of the Guide, which the Company was previously subject to in December 2018, due to the low trading prices of its common stock.

As a result of such compliance, the Company is now in full compliance with all NYSE American continued listing requirements and effective on June 6, 2019, the below compliance (“.BC”) indicator will be removed from the Company’s common stock and the Company will be removed from the NYSE American list of non-compliance issuers.

Louis G. Schott, Interim Chief Executive Officer of Camber stated, “We are delighted to be back in compliance with all of the NYSE American listing standards. Our re-compliance could not have been possible without the 1-for-25 reverse split which we affected in December 2018. We are looking forward to completing our previously announced combination transaction with Lineal Star Holdings and continuing to build shareholder value.”

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins with a new focus on midstream and downstream pipeline integrity services, specialty construction and field services. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American; risks related to potential future acquisitions or combinations, including, but not limited to the planned acquisition disclosed above, including, but not limited to the Company’s ability to structure the transaction described above in a tax free manner and the Company’s Series C Preferred Stock holder’s agreement on mutually acceptable definitive documents and terms, the approval of the NYSE American of the proposed transaction terms, and the risk of not closing such transactions on a timely basis, if at all; and other risks described in Camber’s most recent Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.